Exhibit 23.1 Consent of Conner & Associates, P.C., certified public accountants

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement on Form S-1 of our report dated 5 March 2008 relating to the audited financial statements of Freedom 7, Inc. for the year ended 31 December 2007 appearing in the Prospectus, which is a part of this Registration Statement.

We also consent to the reference to us under the heading "Experts" in such Prospectus.

/s/ CONNER & ASSOCIATES, PC
Newtown, Pennsylvania 3 October 2008